Exhibit 99.1

ENERGY XXI ANNOUNCES COMMENCEMENT OF PRIVATE

PLACEMENT OF $700 MILLION OF SENIOR NOTES

HOUSTON – May 14, 2007 – Energy XXI (Bermuda) Limited (AIM: EGY) today announced that its subsidiary, Energy XXI Gulf Coast, Inc., has commenced a private placement of $700 million of Senior Notes due 2013. The notes will be offered and sold in the United States only to qualified institutional buyers and to institutional accredited investors in reliance on Section 4(2) or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons in reliance on Regulation S of the Securities Act.

Energy XXI Gulf Coast, Inc. intends to use the net proceeds of the proposed offering and additional borrowings under its first lien revolving credit facility to fund the previously announced acquisition of certain oil and natural gas properties in the Gulf of Mexico from Pogo Producing Company and to repay its second lien revolving credit facility in full.

The notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events based on assumptions and estimations that management believes are reasonable given currently available information. Forward-looking statements in this press release relate to, among other things, the closing of the private placement and the use of proceeds therefrom. Information on risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements is available in Energy XXI (Bermuda) Limited’s filings with the Securities and Exchange Commission.

ENQUIRIES OF THE COMPANY

Energy XXI (Bermuda) Limited

Stewart Lawrence

Vice President, Investor Relations and Communications

+1 713-351-3006

slawrence@energyxxi.com

Collins Stewart Europe Limited

Nominated Adviser and UK Broker to the Company

Seema Paterson

+44 207 523 8321

spaterson@collins-stewart.com

Pelham PR

James Henderson

+44 207 743 6673

james.henderson@pelhampr.com

Alisdair Haythornthwaite

+44 207 743 6676

alisdair.haythornthwaite@pelhampr.com